UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AG MORTGAGE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its governing instruments)

Maryland	27-5254382
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(Address and zip code of principal executive offices)

AG Mortgage Investment Trust Inc. Equity Incentive Plan

(Full title of the plan)

Forest Wolfe, Esq.

General Counsel

Angelo, Gordon & Co., L.P.

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen E. Older, Esq.

Thomas P. Conaghan, Esq.

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173

Tel. (212) 547-5400

Fax (212) 547-5444

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	277,500	$19.77	$5,486,175	$636.94(3)

(1)	Represents the maximum number of shares of Common Stock, par value $0.01 per share (the “Common Stock”) issuable under the AG Mortgage Investment Trust, Inc. Equity Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers an indeterminate amount of shares to be offered or sold pursuant to the Plan and shares that may become issuable under the Plan by reason of certain transactions or events, including any stock dividend, stock split, reorganization, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the high and low market prices of the Company’s common stock reported on the New York Stock Exchange on July 1, 2011.
(3)	Previously paid on March 7, 2011 by the Registrant in connection with the registration of common stock on Form S-11
(no. 333-172656).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by AG Mortgage Investment Trust, Inc. (the “Company”) with the SEC are incorporated by reference in this registration statement:

(a) The Company’s prospectus, dated June 29, 2011, filed pursuant to Rule 424(b) under the Securities Act (the “Prospectus”); and

(b) The description of the Company’s Common Stock, contained in the Company’s Registration Statement on Form 8-A filed with the SEC on April 25, 2011 to register the Common Stock under the Exchange Act of 1934, as amended, (the “Exchange Act”) including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty which is material to the cause of action, as established by a final judgment in the proceeding. The Company’s charter contains such a provision that eliminates the liability of the Company’s directors and officers to the maximum extent permitted by Maryland law.

The Company’s charter authorizes the Company, and the Company’s bylaws require the Company, to the maximum extent permitted by Maryland law, to indemnify (1) any present or former director or officer or (2) any individual who, while serving as a director or officer of the Company and at the Company’s request, serves or has served as a director, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of such a proceeding. The Company’s charter and bylaws also permit it to indemnify and advance expenses to any person who serves any predecessor of the Company in any of the capacities described above and to any employee or agent of the Company. The Company will also enter into indemnification agreements with the Company’s directors and executive officers that address similar matters.

Maryland law permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents. The Maryland General Corporation Law (MGCL) permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. However, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, even if the standard of conduct required for indemnification has not been met and even for proceedings by or in the right of the corporation in which the director or officer has been judged liable, provided, in the latter case, that indemnification is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
3.1*	Form of Amended and Restated Articles of Incorporation of the Registrant

3.2*	Form of Bylaws of the Registrant

5.1	Opinion of Saul Ewing (US) (including consent of such firm)

10.4*	Form of Equity Incentive Plan

23.1	Consent of PricewaterhouseCoopers LLP (US)

23.2	Consent of Saul Ewing LLP (included in Exhibit 5.1)

*	Incorporated by reference to the like-numbered exhibit to Amendment No. 2 to the Company’s Registration Statement on Form S-11 (Registration No. 333-172656), filed with the SEC on April 18, 2011.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on July 5, 2011.

AG Mortgage Investment Trust, Inc.

By:	/s/ JONATHAN LIEBERMAN
	Name:	Jonathan Lieberman
	Title:	Chief Investment Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of AG Mortgage Investment Trust, Inc., a Maryland corporation, hereby constitutes and appoints Jonathan Lieberman and Frank Stadelmaier and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post- effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ DAVID ROBERTS	Chief Executive Officer and Director	July 5, 2011
David Roberts

/s/ FRANK STADELMAIER	Chief Financial Officer	July 5, 2011
Frank Stadelmaier	(Principal Financial and Accounting Officer)

/s/ JONATHAN LIEBERMAN	Director	July 5, 2011
Jonathan Lieberman